As filed with the Securities and Exchange Commission on January 4, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Proteon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4580525
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

200 West Street

Waltham, MA 02451

(Address of principal registered offices) (Zip Code)

Amended and Restated 2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full titles of the Plans)

Timothy P. Noyes

Chief Executive Officer

Proteon Therapeutics, Inc.

200 West Street

Waltham, MA 02451

(Name and address of agent for service)

(781) 890-0102

(Telephone number, including area code, of agent for service)

Copy to:

Julio E. Vega, Esq.

William S. Perkins, Esq.

Morgan, Lewis & Bockius LLP

One Federal Street

Boston, MA 02110

(617) 951-8000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Amended and Restated 2014 Equity Incentive Plan Common Stock (par value $0.001 per share)	3,573,668 (3)	$1.88	$6,718,495.84	$836.45
2014 Employee Stock Purchase Plan Common Stock (par value $0.001 per share)	164,491 (4)	$1.88	$309,243.08	$38.50

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Amended and Restated 2014 Equity Incentive Plan (the “2014 EIP”) and the 2014 Employee Stock Purchase Plan (the “2014 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on January 2, 2018.

(3)	Represents the aggregate number of shares of Common Stock that were automatically added to the shares authorized for issuance under the 2014 EIP on January 1, 2015, January 1, 2016, January 1, 2017 and January 1, 2018, pursuant to an “evergreen” provision contained in the 2014 EIP. Pursuant to such provision, on January 1 of each calendar year, the number of shares authorized for issuance under the 2014 EIP is automatically increased by a number equal to (a) 4% of the total number of shares of Common Stock as of the end of the immediately preceding fiscal year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.

(4)	Represents the number of shares of Common Stock that were automatically added to the shares authorized for issuance under the ESPP on January 1, 2015. The ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the ESPP on January 1 of each calendar year, from January 1, 2015 and ending on (and including) January 24, 2024. The number of shares added each year will be equal to (i) the lesser of (a) 1% of the total number of shares of Common Stock as of the end of the immediately preceding fiscal year or (b) 281,000 shares of Common Stock; or (ii) such lesser number of shares of Common Stock as is determined by the Board for the applicable year.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans, as amended, is effective. The Registrant previously registered shares of its Common Stock for issuance under the 2014 EIP and the ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2014 (File No. 333-200587). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Exhibit

4.1**	Sixth Amended and Restated Certificate of Incorporation of Proteon Therapeutics, Inc. (filed as Exhibit 3.2 of Amendment No. 1 to Registration Statement on Form S-1/A (File No. 333-198777) filed with the Commission on October 7, 2014).

4.2**	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, dated August 1, 2017 (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K (File No. 001-36694) filed with the Commission on August 3, 2017).

4.3**	Second Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 of Current Report on Form 8-K (File No. 001-36694) filed with the Commission on August 3, 2017).

4.4**	Form of Common Stock certificate of Registrant (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Registration Statement on Form S-1/A (File No. 333-198777) filed with the Commission on October 7, 2014).

5.1*	Opinion of Morgan, Lewis & Bockius LLP

10.1**	Amended and Restated 2014 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.1 of Current Report on Form 8-K (File No. 001-36694) filed with the Commission on August 3, 2017).

10.2**	2014 Employee Stock Purchase Plan of the Registrant and Forms of Enrollment Agreement, Notice of Withdrawal (filed as Exhibit 10.25 of Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198777) as filed on October 7, 2014).

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Form S-8).

99.2*	Form of Stock Option Agreement under the Amended and Restated 2014 Equity Incentive Plan of the Registrant.

99.3*	Form of Option Exercise Form under the Amended and Restated 2014 Equity Incentive Plan of the Registrant.

*	Filed herewith.
**	Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cambridge, Commonwealth of Massachusetts on January 4, 2018.

PROTEON THERAPEUTICS, INC.

By:	/s/ Timothy P. Noyes
Timothy P. Noyes
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy P. Noyes and George Eldridge, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Timothy P. Noyes	President, Chief Executive Officer and Director (Principal Executive Officer)	January 4, 2018
Timothy P. Noyes

/s/ George A. Eldridge	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary (Principal Financial and Accounting Officer)	January 4, 2018
George A. Eldridge

/s/ Hubert Birner	Director	January 4, 2018
Hubert Birner

/s/ Garen Bohlin	Director	January 4, 2018
Garen Bohlin

/s/ Scott A. Canute	Director	January 4, 2018
Scott A. Canute

/s/ John G. Freund	Director	January 4, 2018
John G. Freund

/s/ Timothy Haines	Director	January 4, 2018
Timothy Haines

/s/ Paul J. Hastings	Director	January 4, 2018
Paul J. Hastings

/s/ Stuart (Anthony) Kingsley	Director	January 4, 2018
Stuart (Anthony) Kingsley

/s/ Jonathan S Leff	Director	January 4, 2018
Jonathan S. Leff